SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	August 23, 2000

PENTAIR, INC.

(Exact Name of Registrant as specified in Its Charter)

MINNESOTA	001-11625	41-0907434

(State of Incorporation	(Commission File	(I.R.S. Employer

or Organization)	Number)	Identification No.)

90 South 7th Street, 36th Floor, Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)

612-338-5100
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Matters

On August 23, 2000, the Board of Directors of Pentair, Inc. (the Company) adopted a series of amendments and restatements of the Company’s By-Laws and several compensation plans. The Board also approved the form of Key Executive Employment and Severance Agreements for certain executive officers of the Company and its subsidiaries.

Item 7. Financial Statements and Exhibits

a.	Not applicable

b.	Not applicable

c.	Exhibits Attached

(3.2)	Third Amended and Restated By-Laws as amended effective August 23, 2000.

(10.1)	Company’s Supplemental Employee Retirement Plan as Amended and Restated effective August 23, 2000.

(10.2)	Company’s 1999 Supplemental Executive Retirement Plan as Amended and Restated effective August 23, 2000.

(10.3)	Company’s Restoration Plan as Amended and Restated effective August 23, 2000.

(10.4)	Company’s First Amendment effective August 23, 2000 to Omnibus Stock Incentive Plan as Amended and Restated effective February 14, 1996.

(10.5)	Amendment effective August 23, 2000 to Company’s Fourth Amended and Restated Compensation Plan for Non-Employee Directors.

(10.6)	Amendment effective August 23, 2000 to Company’s Outside Directors Non-Qualified Stock Option Plan.

(10.7)	Amendment effective August 23, 2000 to Company’s Deferred Compensation Plan effective January 1, 1993.

(10.8)	Amendment effective August 23, 2000 to Company’s Non-Qualified Deferred Compensation Plan effective January 1, 1996.

(10.9)	Amendment effective August 23, 2000 to Company’s Executive Officer Performance Plan.

(10.10)	Form of Key Executive Employment and Severance Agreement effective August 23, 2000 for Winslow H. Buxton.

(10.11)	Form of Key Executive Employment and Severance Agreement effective August 23, 2000 for Randall J. Hogan.

(10.12)	Form of Key Executive Employment and Severance Agreement effective August 23, 2000 for Joseph R. Collins and Roy T. Rueb.

(10.13)	Form of Key Executive Employment and Severance Agreement effective August 23, 2000 for Louis Ainsworth, Richard J.Cathcart, George M. Danko, Karen A. Durant, David D. Harrison, Deb S. Knutson, James H. White and others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENTAIR, INC.

By:	David D. Harrison
Executive Vice President and
Chief Financial Officer

Dated:	September 21, 2000